AMERICAN HOMESTAR CORPORATION
                                       AND
                          ROADMASTERS TRANSPORT COMPANY

                             TRANSPORTATION CONTRACT


This Contract made this 25 day of February, 2004, by and between RoadMasters Transport Company, hereinafter referred to as "Carrier", a corporation whose principal address is P. O. Box 1488, Athens, Texas 75751 and American Homestar Corporation, hereinafter referred to as "Shipper", a corporation whose principal office is located at 2450 South Shore Blvd., Suite 300, League City, Texas 77573. Shipper desires to avail itself of the transportation services of Carrier on a contract basis in accordance with the provisions contained in this Contract. Therefore, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto agree as follows:

I.   CARRIER AGREES:

1. To transport for Shipper and its subsidiaries manufactured and/or modular homes from point of manufacture situated in the Dallas - Fort Worth Metroplex to points in the continental United States. Carrier shall provide service that is designed to meet the distinct needs of Shipper.

2. To transport the described property received directly from Shipper under the terms and conditions of this Contract. The acceptance by the Carrier of the described property and their issuance of a Bill of Lading to Shipper, shall cause the terms of this Contract to be in full force and effect.

3. To performs its duties as a contract carrier as are imposed by law and to provide insurance acceptable to the Shipper and in the amounts required by Federal, State and Provincial agencies, but in no event less than One Million Dollars ($1,000,000.00) per occurrence. Carrier shall provide a certificate of insurance to Shipper, naming Shipper as an additional insured, as of the commencement date of this Agreement. Carrier shall indemnify and hold harmless Shipper from and against all loss, damage, fines, expense, actions and claims for injury to persons (including injury resulting in death), and damage to property where such loss, damage or injury is caused by acts or omissions of Carrier, its agents, or employees, arising out of or in connection with Carrier's discharge of its transportation duties and responsibilities as specified in this Contract, except as otherwise provided in Section III.

4. Carrier shall have sufficient dedicated tractors designed for the transportation of manufactured and/or modular homes for the exclusive or preferential use of Shipper and will provide additional tractors ("Supplemental Fleet") as may be required by Shipper to effect the movement of designated manufactured and/or modular homes within two (2) business days following written or faxed notification to the Carrier, weather permitting. Shipper shall provide Carrier no


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     less  than  two (2) business days' notice of the shipping date, designation and  other  necessary  information  for  each  planned  movement of a home.

5. Carrier shall at all times during the term of this Contract provide Shipper with Carrier's lowest line haul and other rates, net of any rebate for shipping of manufactured and modular homes within the geographic area of Shipper's operations.

6. At the option of Shipper, to provide transportation services and storage facilities for homes which have not been picked up by Shipper's authorized dealers within the five (5) working day term of Shipper. It is specifically understood and agreed that the liability of Carrier for any loss to the home while in storage awaiting pick up of an authorized dealer or further shipping instructions by Shipper, shall be that of a warehouseman and not that of a carrier. Fees for this service shall be set forth in the schedule of rates and charges in Appendix A, and invoiced to Shipper when
                                  -----------
     applicable.

7.   Carrier will agree to:

     a.   Pull each home level.

     b. Check and correct tire pressure prior to leaving plant and periodically in route (at least every 300 miles or every stop, whichever comes first).

     c. Check and correct lug nuts for tightness prior to leaving plant and periodically in route (at least every 300 miles or every stop, whichever comes first).

     d. Comply fully with all applicable laws, rules, regulations and other requirements of all applicable regulatory regimes and jurisdictions.

II.  SHIPPER AGREES:

1. In accordance with the terms and conditions in this Contract, Shipper agrees to tender to carrier the property specified in Section 1, Paragraph 1 for transportation by Carrier from and to the points described herein. It is specifically understood that Shipper will tender to Carrier 100% of the production of its Lancaster and Forth Worth manufacturing centers for transportation by the Carrier from the described origin points to the described destination points except such property as may be transported by authorized dealers of Shipper, provided, however, that Shipper may deliver homes with its own vehicles or other contractors which Shipper has contracted to install at a permanent homesite.

2. As full compensation for the services by Carrier to the terms and conditions of this Contract, to pay Carrier within 30 days of receipt of Carrier's invoice in accordance with the rates, charges and provisions appearing in Carrier's freight bill/bill of lading, and/or schedules of rates and charges (and amendments, supplements and revisions thereof) which


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     are  made  a  part  of  this  Contract  and  attached  as Appendix B. It is
                                                               ----------
     specifically understood that Shipper may deduct amounts of claims or other disputed items from Carrier's invoiced amounts once Carrier has given reasonable information and 30 days from date of receipt at RoadMasters Corporate Office to dispose of such claims and/or other disputed items.


III. CARRIER AND SHIPPER AGREE:

1. The initial term of this Contract, shall commence on the 1st day of March 2004, and shall expire on the last day of February 2005, provided that this Contract shall automatically continue for two additional successive one year terms (thus to as far as the last day of February 2007), unless Shipper gives at least thirty (30) days advance written notice of termination to Carrier prior to the end of any of the one year terms, whereupon this Contract shall terminate at the end of then current year's term of this Contract. Nothing in this paragraph shall be construed as limiting, abridging or superseding any right of cancellation or termination of this Contract as may be specified in any other paragraph of this Contract.

2. All transportation performed by Carrier for Shipper hereunder shall be subject to and governed by the terms and conditions of Carrier's attached freight bill and such other rules, regulations, charges and provisions appearing in Carrier's Fee and Service Schedule and amendments, supplements and revisions thereof which are expressly incorporated by reference into the Contract. To the extent that any provisions therein are in conflict with the provisions of this Contract, the provisions of this Contract shall be deemed as controlling.

3. In the event either party to this Contract is prevented from or delayed in performing any of its obligations hereunder on account of any law or legally binding order, regulation, direction, or act of any government or any department or agency thereof having jurisdiction over such party, or on account of war, Act of God, labor disturbances, or any cause beyond the control of the parties, such party shall be excused from performing such obligations to the extent of and for the term of the disability and the other party shall be excused from performing its obligations hereunder to a like extent; neither party shall be liable to the other for damages by reason of any delay or suspension caused by events enumerated in this paragraph.

4. All claims for recovery by Shipper as provided herein and as to each shipment, must be filed with Carrier within ninety (90) days of the date of delivery or tender of delivery of that shipment.

5. In the event a manufactured home or modular home is subsequently damaged or injured in transit and while under the control of Carrier, the provisions of this paragraph will control over any conflicting provisions of this Agreement.


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     a.   Carrier agrees that if the damaged home was a sectional home, and less than all sections are damaged, that Carrier will promptly pay Shipper an amount equal to Shipper's normal dealer invoice for all sections of the home (whether or not all sections are damaged), less transport charges and volume rebate earned by the intended dealer as of the date of the accident. Shipper agrees that it will construct, upon Carrier's written order and at Carrier's expense, the sections necessary to complete any damaged home in Shipper's normal course of business. Shipper will attempt to construct the sections with matching materials whenever possible, but shall have no liability for failure to match materials.

     b. Carrier may request and Shipper may, at its option, agree to perform repairs to damaged homes transported under this agreement. Such repair will be made by Shipper at the Carrier's expense and for an amount to be agreed upon at the time such repairs are performed. Such repairs shall be made by Shipper in conformance with applicable codes without warranty of any kind and are subject to the hold harmless set forth below.

     Carrier agrees that if Carrier resells any damaged home or section, whether or not repairs have been made by shipper:

          (1) Carrier will inform any potential buyer of the nature of and extent of any damage.

          (2) Carrier will inform any potential buyer in writing that the home has no warranty from Shipper and will be sold "as is" and without express or implied warranty other than a warranty offered by Carrier, if any.

          (3) Carrier will indemnify and hold Shipper harmless from any damages, cost, expense, claim or demand relating to or arising from repair or damages under the provisions of this Section, whether based on breach of Contract, tort or any other legal theory, it being the intent of the parties that Shipper shall have no liability for ultimate sale of any replacement section home. Carrier's liability shall not extend beyond the term of Shipper's existing warranty. It is specifically understood that Carrier has agreed to accept liability for loss of the property caused by an Act of God and that Shipper has agreed to pay the fees therefor as set forth in Appendix C.
                                                   -----------

6. Except as may be otherwise specifically provided herein, the rights and obligations of the parties with respect to shipments made pursuant to this Contract are subject to any and all rules, regulations and orders of the United States Government or any State Government, or any other governmental entity, board, commission or agency thereof. This Contract shall be construed according to the laws of the State of Texas, and if any provisions of this Contract be declared


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     unlawful  or  unenforceable,  by  judicial  determination or otherwise, the remaining provisions of this Contract shall remain in full force and effect.

7. This Contract shall not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

8. Any notice given in writing under this Contract shall be considered as having been given by either party to the other party upon its receipt by the other party and shall be sent by registered or certified mail to the applicable address set forth in this Contract, or to such other addresses as such other party may from time-to-time specify in writing as the applicable address. Notices to the Shipper shall be sent to the attention of the Vice President of Finance, American Homestar Corporation, 2450 South Shore Blvd., Suite 300, League City, Texas 77573. Notices to the Carrier shall be sent to the attention of Howard Hull, Director of Sales and Marketing, P. O. Box 1488, Athens, Texas 75751.

9. If either party shall persistently and repeatedly refuse or fail to perform any duty, obligation or responsibility required by the terms of this Contract, or persistently disregard laws or regulations applicable to the performance under the terms of this Contract or otherwise commit a substantial violation of any provisions of this Contract, either party may, without prejudice to any other right or remedy, state its intent to terminate this Contract and the circumstances therefore by giving the other party at least thirty (30) days prior written notice of such intent. In the event that the offending party cures the complained of circumstances within thirty (30) days of receipt of the written notice, and continues thereafter to tender or transport the described property and to perform under this Contract, all provisions of this Contract shall continue in full force and effect.

10. That in the event the cost of fuel, insurance and/or other direct costs related to the provision of the transportation services to be provided by Carrier under this Contract shall increase or decrease, the compensation to be paid by Carrier by Shipper for such transportation services shall be subject to upward or downward adjustment in accordance with these costs. It is specifically understood that, before any increase is implemented or incurred, the Carrier shall present reasonable cost data in support thereof to the Shipper including but not limited to fuel, insurance, and other related direct transportation costs as well as data which may be available and/or released by a Federal and/or State entity.


Signature Page follows:


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     IN  WITNESS  WHEREOF,  the  parties hereto have affixed their signatures to this  Contract  as  of  the  date  set  forth  above.

"SHIPPER"                               "CARRIER"
AMERICAN HOMESTAR CORPORATION           ROADMASTER TRANSPORT CO.


By:                                     By:
     -----------------------------           -----------------------------
        --------------------------      Larry Moran
Its:                                    Its:  President
        --------------------------            ---------


                                        By:
                                        ----------------------------------
                                              Chuck Ladd
                                        Its:  Executive Vice President


                                        By:
                                        ----------------------------------
                                              Howard Hull
                                        Its:  Vice President, Sales and
                                              Marketing


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